                                                                   EXHIBIT 10.48
                                                                   -------------


                                ESCROW AGREEMENT


     This Escrow Agreement is made this 2ND day of July, 1996, by and among LRGP HOLDINGS, INC., a Louisiana corporation ("Purchaser"), CASINO AMERICA, INC., a Delaware corporation ("Casino America"), LOUISIANA RIVER SITE DEVELOPMENT, INC., a Louisiana corporation ("LRSD"), LOUISIANA DOWNS, INC., a Louisiana corporation ("Louisiana Downs"), and Boult, Cummings, Conners & Berry, PLC ("Escrowee").

                                   RECITALS:

     A. Pursuant to the terms of a Purchase Agreement, dated the date hereof (the "Purchase Agreement"), Purchaser is obligated to purchase the interests of LRSD (the "Seller") in Louisiana Riverboat Gaming Partnership (the "Partnership") and LRG Hotels, L.L.C. ("LRGH"), in consideration of the payment of the consideration described therein, including the cash payment of $85 million.

     B. Purchaser has agreed to post collateral and place the same into escrow in order to secure its obligation to consummate the transactions contemplated by the Purchase Agreement (the "Purchase").

     C. Purchaser, Casino America, LRSD and Louisiana Downs desire Escrowee to act, and Escrowee has agreed to act, as the Escrow Agent pursuant to the terms hereof.

     NOW, IT IS HEREBY MUTUALLY AGREED AS FOLLOWS:

     1. Deposit of Collateral. On behalf of Purchaser, on or before July 10, 1996, Casino America shall transfer unto Escrowee a stock certificate of Casino America, representing 625,000 shares of common stock of Casino America (the "Escrowed Shares"), together with stock powers executed in blank by Casino America (the "Collateral"), to hold for the benefit of Seller to secure the obligation of Purchaser to consummate the Purchase. The parties acknowledge that the Escrowed Shares shall not have been registered for resale with the Securities and Exchange Commission (the "SEC"). Escrowee shall provide to Casino America a written acknowledgement of its receipt of such certificate.

     2. Holding of Collateral. Escrowee agrees to cause the Collateral to be held in a secure location in the custody of the Escrowee. While in such custody, and for so long as the Escrowed Shares have not been paid over to Seller pursuant to the terms hereof, Purchaser shall be entitled to receive any dividends or distributions paid on such Escrowed Shares, and shall have the power to vote said Escrowed Shares on all matters that may be brought for a vote while said Escrowed Shares are held in escrow.

     3. Release of Collateral. The Collateral shall be released and delivered to the Seller on the latest of (i) October 2, 1996, (ii) November 2, 1996, in the event that the Closing Date (as defined in the Purchase Agreement) has been extended thereunder to November 1, 1996 and not subsequently extended, or (iii) December 2, 1996, in the event that the Closing Date has been extended thereunder to December 1, 1996, but in each case only in the event that Escrowee shall have received written notice signed by Seller (by officers acting therefor with apparent authority so to act, there being no obligation on the part of Escrowee to ascertain such authority) in the form of Annex I hereto; provided, that in the event that the failure of Purchaser to consummate the transactions contemplated by the Purchase Agreement results solely from the failure to obtain consents or approvals that may be required from the Louisiana Gaming Control Board and the Louisiana State Police Riverboat Gaming Enforcement Division, or otherwise under Louisiana law, and Purchaser has delivered the notice described in the following paragraph, then Seller shall only be entitled to foreclose on that portion of the Collateral equal in value to $750,000, valuing the Escrowed Shares at $8.00 per share, with the composition of such $750,000 (in the case where both Escrowed Shares and cash are being held) to be in proportion to the cash and Escrowed Shares being held. In such instance, the balance of the Collateral shall be returned to Casino America, or to such other party as may be directed by Casino America. In the event that the Purchase is consummated, Purchaser, Casino America, LRSD and Louisiana Downs shall execute and deliver to Escrowee a joint direction, directing that the Collateral be released and paid to Casino America, or such other party as may be directed by Casino America.
The parties hereto (other than Escrowee) shall deliver such a notice to Escrowee simultaneously upon consummation of the Purchase.

     In the event that Purchaser shall deliver a notice to Escrowee (with a copy to the parties hereto) not later than the third business day prior to the date that the Collateral is to be disbursed to Seller that Purchaser does not intend to consummate the transactions contemplated by the Purchase Agreement, and that such failure to consummate will result solely from the failure to obtain consents or approvals that may be required from the Louisiana State Police Riverboat Gaming Enforcement Division, or otherwise under Louisiana law, then Seller shall either (i) notify the parties hereto of its agreement with such notification, in which case the Collateral shall be disbursed as provided in the proviso in the foregoing paragraph, or (ii) notify the parties hereto of its disagreement with such notification, in which case the Escrowee shall deliver to Seller on the appropriate date its $750,000 of Collateral, and Seller and Purchaser shall seek to resolve their disagreement regarding the remaining $4,250,000 of Collateral (which shall continue to be held by Escrowee pending such resolution or deposited pursuant to Section 5.2). The losing party in any such proceeding brought for this purpose shall pay all costs and expenses of the prevailing party.

     4. Substitution of Collateral; Registration of Escrowed Shares. On no more than one occasion prior to the termination of the Purchase Agreement, and prior to the consummation of the Purchase, Purchaser and Casino America shall have the right, in their sole discretion, to substitute cash for all or any portion of the Escrowed Shares, using a conversion rate of $8.00 per Escrowed Share, and upon any such substitution shall give prompt written notice thereof to the other parties hereto. Escrowee shall cooperate with Purchaser and Casino America in affecting such conversion. Any cash so received by the Escrowee shall be held in an interest-bearing account, with accrued interest being payable upon the termination of this Agreement (i) to Seller if the Collateral is paid to Seller at the termination of this Agreement, or (ii) to Purchaser if the Collateral is paid to Purchaser at the termination of this Agreement, or
(iii) proportionately if the Collateral is paid to both parties. In addition, Purchaser agrees to cause the Escrowed Shares to be registered with the SEC for resale on or prior to October 1, 1996, unless the Closing shall take place prior to October 1, 1996 as contemplated by the Purchase Agreement, which registration shall be at Purchaser's expense. In the event that the Closing Date is extended by Purchaser pursuant to the Purchase Agreement to a date beyond October 1, 1996, Purchaser shall not be relieved of its obligation to so cause the Escrowed Shares to be so registered, but the failure to do so shall not constitute a default under the Purchase Agreement or relieve Seller of its obligation to consummate the sale of the Seller's Interests (as defined in the Purchase Agreement) thereunder; provided, that Casino America may be liable to Seller for damages suffered by Seller arising directly as a result of the failure of CSNO or Casino America to so register the Escrowed Shares.

     In the event that between the date hereof and the date of termination of this Agreement, Casino America shall (i) recapitalize Casino America through a split-up of the outstanding common shares; (ii) declare a dividend on its common shares, payable in common shares or other securities convertible into common shares, of (iii) consummate any stock split of its common shares, the number of shares held by Escrowee pursuant hereto shall be given the same privileges as those outstanding or be adjusted, so as to maintain the percentage interest in Casino

America represented by the Escrowed Shares. In no event shall the rights offering being conducted by Casino America on the date hereof give rise to any such adjustment.

     5.  Escrowee.

     5.1. Duties. Escrowee's obligations and duties in connection herewith are confined to those specifically enumerated in this Agreement. Escrowee shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness or validity of any instruments deposited with it or with reference to the form of execution thereof, or the identity, authority or rights of any person executing or depositing same, and Escrowee shall not be liable for any loss that may occur by reason of forgery, false representation or the exercise of its discretion in any particular manner or for any other reason. Purchaser, Casino America, LRSD and Louisiana Downs shall jointly and severally indemnify, defend and hold Escrowee harmless from any demands, suits or causes of action arising out of this Escrow Agreement, except where such liability results from Escrowee's gross negligence or willful misconduct.

     5.2. Interpleader. In the event of a dispute between the parties hereto sufficient in the sole discretion of Escrowee to justify its doing so, Escrowee shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court in New Orleans or the Eastern District of Louisiana as Escrowee shall determine to have jurisdiction thereof.

     5.3  Reliance, Etc.

          a. Escrowee shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization or other paper or document which Escrowee reasonably believes to be genuine and what it purports to be.

          b. Escrowee may confer with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and it shall incur no liability and it shall be fully protected in acting in good faith in accordance with the opinions and instructions of such counsel.

          c. In the event Escrowee incurs legal fees and expenses in connection with any legal proceeding arising out of this Escrow Agreement, the non-prevailing party which is a party to such legal proceeding shall be responsible for paying or reimbursing, as the case may be, any and all such fees and expenses. In the event that any such legal proceeding does not proceed to final judgment or no "non-prevailing party" results from such legal proceeding, any and all such reasonable fees and expenses shall be paid (i) pursuant to the terms of a written agreement settling such litigation or, (ii) in the absence of any such agreement, equally by Purchaser and LRSD.

     5.4 Successor Escrowee. Escrowee shall have the right to resign as Escrowee hereunder by delivering 30 days prior notice in writing to Purchaser, Casino America, LRSD and Louisiana Downs. If Escrowee resigns, a successor Escrowee shall be appointed by mutual agreement of Purchaser, Casino America, LRSD and Louisiana Downs, such resignation shall take effect upon such appointment, and Escrowee shall deliver the Collateral to such successor Escrowee. Any successor Escrowee at any time serving hereunder shall be entitled to all rights, powers and indemnities granted to the Escrowee hereunder as if originally named herein.

     5.5 Waiver of Conflict. Purchaser and Casino America hereby acknowledge that Escrowee has from time to time served as counsel to LRSD and Louisiana Downs, and hereby waive any claim of conflict or disqualification resulting therefrom, and covenants that it will not object to Escrowee's continuing representation of LRSD and Louisiana Downs.

     6. Termination. This Escrow Agreement shall terminate upon the delivery in full of the Collateral or otherwise at the mutual discretion of Purchaser, Casino America, LRSD and Louisiana Downs.


     7.   Miscellaneous.

          a. Any notice or other communication required or desired to be given hereunder shall be delivered in writing and shall be deemed delivered upon the hand delivery or facsimile transmission thereof during business hours, or upon the earlier of receipt or three (3) days after posting by registered mail or certified mail, return receipt requested, or on the next business day following delivery to a reliable or recognized air freight delivery service, provided such notices shall be addressed or delivered to the parties at their respective addressed set forth below, or if via facsimile transmission, to the facsimile telephone numbers set forth below:

     1. If to Purchaser or Casino America, on the one hand, or LRSD or Louisiana Downs, on the other hand, at the addresses set forth for Casino America or LRSD, respectively, in the Purchase Agreement.

     2.   If to Escrowee:

          Boult, Cummings, Conners & Berry, PLC
          414 Union Street, Suite 1600
          Nashville, TN  37219
          Attn:  Christopher Harris, Esq.
          Facsimile:  (615) 252-2380

or at such other address as may from time to time be designated in writing by the party to be given notice.

          b. This Escrow Agreement shall be governed by the internal laws of the State of Louisiana, without regard to its conflict of law provisions.

          c. This Escrow Agreement shall be binding on each of the parties hereto and upon their successors and assigns.

          d. The parties hereto agree that no assignment of the interest of any of the parties hereto shall be binding upon the Escrowee unless and until written evidence of such assignment in form satisfactory to Escrowee shall be filed with Escrowee.

          e. The parties hereto agree that in case said property shall be attached, garnished, or levied upon under any order of court, or the delivery thereof shall be stayed or enjoined by an order of court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this agreement, or any part hereof, Escrowee is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, whether with or without jurisdiction, and in case Escrowee obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.
Notwithstanding the foregoing, Escrowee shall give prompt notice to the other parties hereto of the institution of any proceedings of the type described above, and shall keep the parties apprised of material developments in any such proceedings.

          f. This Escrow Agreement may be executed in two or more counterparts, which when taken together will serve as one fully executed original.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.

                              LRGP HOLDINGS, INC.


                              By:___________________________
                                    Title:___________________



                              CASINO AMERICA, INC.


                              By:___________________________
                                    Title:___________________



                              LOUISIANA RIVER SITE DEVELOPMENT, INC.


                              By:___________________________
                                    Title:___________________



                              LOUISIANA DOWNS, INC.


                              By:___________________________
                                    Title:___________________



                              BOULT, CUMMINGS, CONNERS & BERRY,
                                    PLC, as Escrowee


                              By:___________________________
                                    Title:___________________

                                                                         Annex I
                                                                         -------

                     LOUISIANA RIVER SITE DEVELOPMENT, INC.
                    C/O THE EDWARD J. DEBARTOLO CORPORATION
                               7620 MARKET STREET
                          YOUNGSTOWN, OHIO 44513-3287


                                     [DATE]

Boult, Cummings, Conners
   & Berry, PLC
414 Union Street, Suite 1600
Nashville, TN 37219
Attn: Christopher Harris

Gentlemen:

     This notice is being delivered to you pursuant to Section 3 of the Escrow Agreement, dated July 2, 1996, among LRGP Holdings, Inc., Casino America, Inc., Louisiana River Site Development, Inc., Louisiana Downs, Inc. and you (the "Escrow Agreement"). You are acting as Escrowee thereunder.

     Pursuant to Section 3 of the Escrow Agreement, this is to notify you, and the undersigned hereby represents to you, to Purchaser, to Casino America, Inc. and to CSNO, Inc. as follows:

     1. The Purchase Agreement referred to in the Escrow Agreement (the "Purchase Agreement") has terminated by its terms, without the termination date thereunder having been extended pursuant to the terms of the Agreement or by mutual agreement of the parties.

     2. All conditions precedent to the obligations of the Purchaser to consummate the transactions contemplated by the Purchase Agreement have been fulfilled.


                               [ALTERNATIVE ONE:

     3. Purchaser has not delivered to the parties to the Escrow Agreement a notice of the type referred to in the second paragraph of Section 3 of the Escrow Agreement.

     4. Accordingly, you are hereby directed, pursuant to the terms of the Escrow Agreement, to deliver to the undersigned all of the Collateral being held by you (together with any accrued interest thereon) thereunder, to Seller at [Insert Address].]

                               [ALTERNATIVE TWO:

     3. Purchaser has delivered to the parties to the Escrow Agreement a notice of the type referred to in the second paragraph of Section 3 of the Escrow Agreement, and Seller agrees with such notice.

     4. Accordingly, you are hereby directed, pursuant to the terms of the Escrow Agreement, to deliver to the undersigned $750,000 of the Collateral being held by you (together with a proportionate amount of any accrued interest thereon) thereunder, to Seller at [Insert Address], and to deliver the balance of the Collateral (together with a proportionate amount of any accrued interest thereon) to Purchaser, at Purchaser's address as set forth in the Escrow Agreement.]


                              [ALTERNATIVE THREE:

     3. Purchaser has delivered to the parties to the Escrow Agreement a notice of the type referred to in the second paragraph of Section 3 of the Escrow Agreement, and Seller disagrees with such notice.

     4. Accordingly, you are hereby directed, pursuant to the terms of the Escrow Agreement, to deliver to the undersigned $750,000 of the Collateral being held by you (together with a proportionate amount of any accrued interest thereon) thereunder, to Seller at [Insert Address], and to continue to hold the balance of the Collateral in accordance with the terms of the Escrow Agreement]

                                    Very truly yours,

                                    Louisiana River Site    Development, Inc.


                                    By: _________________________

                                    Title: ______________________


cc:  John A. Gallaway
     Allan B. Soloman
     Paul W. Theiss